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                                                                     Exhibit 3.8

                           U.S.I. HOLDINGS CORPORATION

                              *********************

                          AMENDED AND RESTATED BY-LAWS

                                    *********

                                    ARTICLE I

                                     OFFICES

          SECTION l. Registered Office. The registered office of U.S.I. Holdings
                     -----------------
Corporation, a Delaware corporation (the "Corporation"), shall be in the City of Wilmington, County of New Castle, State of Delaware.

          SECTION 2. Other Offices. The Corporation may also have offices at
                     -------------
such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

          SECTION 1. Place and Date of Annual Meeting: Notice. The annual
                     ----------------------------------------
meeting of the stockholders of the Corporation shall be held at such place, within or without the State of Delaware, at such time and on such day as may be determined by the Board of Directors and as such shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. If for any reason the annual meeting shall not be held during the period designated herein, the Board of Directors shall cause the annual meeting to be held as soon thereafter as may be convenient. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder

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                                      -2-

entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

          SECTION 2. Special Meeting; Notice. Special meetings of the
                     -----------------------
stockholders for any purpose or purposes (including the election of directors), unless otherwise prescribed by statute or by the Amended and Restated Certificate of Incorporation of the Corporation, as in effect on September 17, 1999, as the same may be amended from time to time, and including any certificates of designation relating to shares of preferred stock of the Corporation (collectively, the "Certificate of Incorporation"), may be held at any place, within or without the State of Delaware, and may be called by resolution of the Board of Directors, by resolution of the Executive Committee, by the president or by the holders of not less than a majority of the votes of all the shares entitled to vote at the meeting, voting as a single class. Such request shall state the purpose or purposes of the meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than thirty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

          SECTION 3. Quorum. The holders of a majority of the votes of all the
                     ------
shares of capital stock of the Corporation issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If a quorum is present or represented, the affirmative vote of the majority of the shares of capital stock of the Corporation present or represented at the meeting shall be the act of the stockholders unless a greater number of votes is required by law, by the Certificate of Incorporation or by these Amended and Restated By-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such

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                                      -3-

adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

          SECTION 4. Action Without Meeting. Any action required to be taken at
                     ----------------------
a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock of the Corporation entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          SECTION 5. Stockholders List. The officer who has charge of the stock
                     -----------------
ledger of the Corporation shall prepare and make, at least fifteen days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and, if available, the telephone and facsimile numbers of each stockholder, and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholders, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          SECTION 6. Voting. Each stockholder shall be entitled to vote in
                     ------
person or by proxy that number of votes provided for in the Certificate of Incorporation for each share of capital stock of the Corporation having voting power held by such stockholder.

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                                      -4-

                                   ARTICLE III

                                    DIRECTORS

          SECTION 1. Number, Election, Term. (a) In General. Prior to a Public
                     ----------------------
Offering, the number of directors shall be fixed at 17 and thereafter may be (i) increased (except as expressly provided in Section 1(b) of this Article III) only by a vote of the stockholders of the Corporation and (ii) decreased only as expressly provided in Section 1(b) of this Article III. From and after the consummation of a Public Offering, the number of directors shall be fixed by a majority of the Board of Directors. The directors shall be elected at annual or special meetings of stockholders or by written consent of the stockholders entitled to vote in lieu thereof as provided in Article II, Section 4, and each director elected shall hold office until the next annual meeting of stockholders and until such director's successor is elected and qualified or until such director's earlier death, incapacity, resignation or removal. Directors need not be stockholders.

          (b) Expansion of Board in Certain Circumstances. During any period when the holders of any series of Preferred Stock of the Corporation have rights to elect additional directors as provided in any certificate of designations relating to such series of Preferred Stock, then upon proper exercise of such rights and for so long as the circumstances giving rise to the exercise of such rights exist, the then otherwise total authorized number of directors shall, without any action on the part of the Corporation, the Board of Directors or the stockholders of the Corporation, be increased by the number of additional directors the holders of such rights are entitled to elect. At such time as the circumstances giving rise to the exercise of such rights no longer exist, the total authorized number of directors shall, without any action on the part of the Corporation, the Board of Directors or the stockholders of the Corporation, be correspondingly decreased.

          SECTION 2. Vacancies, Replacement. Any vacancies on the Board of
                     ----------------------
Directors and newly-created directorships may be filled by a vote of the stockholders of

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                                      -5-

the Corporation or by a majority of the directors then serving on the Board of Directors, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next election and until their successors are duly elected and shall qualify.

          SECTION 3. Powers. Subject to Section l1(a) of this Article III, the
                     ------
business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Amended and Restated By-laws directed or required to be exercised or done by the stockholders or which are not, by the Certificate of Incorporation, prohibited to be done by the Board of Directors.

          SECTION 4. First Meeting. The first meeting of each newly elected
                     -------------
Board of Directors shall be held at such time and place as shall be announced at the annual meeting of stockholders and no other notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

          SECTION 5. Regular Meetings. Regular meetings of the Board of
                     ----------------
Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board of Directors.

          SECTION 6. Special Meetings. Special meetings of the Board of
                     ----------------
Directors may be called by the president on not less than two days' notice as hereinafter

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                                       -6-

provided to each director. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

          SECTION 7. Waiver. Attendance of a director at any meeting shall
                     ------
constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          SECTION 8. Quorum.
                     ------

          (a) Quorum. Except as provided in the Delaware General Corporation Law (the "DGCL"), the Certificate of Incorporation or these Amended and Restated By-Laws, at all meetings of the Board of Directors, a majority of the total number of directors then constituting the whole Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If the Board of Directors receives a recommendation of the Executive Committee with respect to a Full Board Matter (as defined in Annex I hereto), the Board of Directors shall vote on such
               -------
recommendation within 5 business days, unless a motion not to vote on such recommendation is carried by the affirmative vote of at least all but two of all of the directors then serving on the Board of Directors (whether or not present).

          (b) Supermajority Votes on Certain Matters. Notwithstanding anything to the contrary provided in these Amended and Restated By-laws, including without limitation Section 8(a) of this Article III, until such time as the Corporation consummates a Public Offering, a resolution approved by the affirmative vote of at least all but two of all of the directors then serving on the Board of Directors (whether or not present) shall be required to disband, change the size or composition of, or diminish the

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                                       -7-

responsibilities of, any executive committee (including without limitation by creating any committee of the Board of Directors other than (x) an executive committee and (y) the Audit Committee and the Compensation Committee existing on the date these Amended and Restated By-laws were originally adopted and having only the powers customarily assigned to committees of such type). Notwithstanding anything to the contrary provided in these Amended and Restated By-laws, including without limitation Section 8(a) of this Article III, until such time as the Corporation consummates a Public Offering, a resolution approved by the affirmative vote of at least all but five of all of the directors then serving on the Board of Directors (whether or not present) shall be required to (i) overrule or take any position in any way inconsistent with or not in furtherance of, or fail to take any necessary action to give effect to, any recommendation, action or decision of the Executive Committee or to take any action with respect to a Full Board Matter in the absence of a recommendation by the Executive Committee or (ii) decline to follow a recommendation of the Executive Committee with respect to a Full Board Matter or take any position in any way inconsistent with or not in furtherance of such recommendation.

          SECTION 9. Action Without Meeting. Any action required or permitted to
                     ----------------------
be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

          SECTION 10. Telephonic Communications. Any action required or
                      -------------------------
permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken in a meeting of the Board of Directors or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

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                                       -8-

          SECTION 11. Committees. (a) Executive Committee. The Corporation may
                      ----------
elect to be governed by the provisions of Section 141(c)(2) of the Delaware General Corporation Law, or any successor provision, and may create an executive committee which shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including without limitation, the powers and authority of the Board of Directors under Section 151(g) of the Delaware General Corporation Law, or any successor provision, and any other powers and authority specifically granted to such executive committee, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided that the executive
                                            --------
committee shall not have any power or authority in reference to (i) approving or adopting, or recommending to stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders of the Corporation for approval or (ii) adopting, amending or repealing any by-law of the Corporation. The executive committee initially constituted by the Board of Directors shall have the powers and authority set forth in Annex I attached hereto and made a
                                           -------
part of this Section 11 (a) of Article III.

          (b) Other Committees. Until such time as the Corporation consummates a Public Offering, the Board of Directors shall not create any committee of the Board of Directors other than an executive committee created pursuant to Section 11 (a) of this Article III or the Audit Committee or the Compensation Committee in existence on the date these Amended and Restated By-laws were originally adopted, or expand the powers of the Audit Committee or the Compensation Committee or grant to such committee any powers not customarily assigned to committees of such type, unless such committee is created by resolution of the Board of Directors approved by the affirmative vote of at least all but two of all of the directors then serving on the Board of Directors (whether or not present). Each such committee shall consist of one or more directors, shall have such names, powers and duties as may be determined from time to time by resolution approved by the affirmative vote at least all but two of all of the directors then serving on the Board of Directors (whether or not present), and shall have

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                                       -9-

and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, in each case only to the extent that the same is within the scope of its powers and duties determined in the manner set forth in this Section 11 (b) of Article III.

          SECTION 12. Removal of Directors. Any director or the entire Board of
                      --------------------
Directors may be removed, with or without cause, only by a vote of the stockholders of the Corporation.

          SECTION 13. Observers. Each observer designated from time to time to
                      ---------
participate as an observer in meetings of the Board of Directors or any committee thereof shall have the right to receive the same notices and materials provided to all members of the Board of Directors or such committee.

          SECTION 14. Amendments to Article III. Until such time as the
                      -------------------------
Corporation consummates a Public Offering, (i) any amendment to any provision of this Article III shall require an affirmative vote of at least 90% of all of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, voting as a single class, and (ii) any amendment to Section 1(b) of this Article III shall require the affirmative vote of at least a majority of all of the then outstanding shares of the series of preferred stock entitled to exercise the rights described therein, voting as a single class.

          SECTION 15. Definition of "Public Offering". When used in these
                      -------------------------------
Amended and Restated By-laws, "Public Offering" means the consummation by the Corporation of the initial sale of its Common Stock in an underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which was not less than $7.50 per share (adjusted to reflect subsequent stock dividends, stock splits and reclassifications) and aggregate proceeds of

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                                      -10-

not less than. $75,000,000; provided, however, that the aggregate proceeds of a
                            --------  -------
Public Offering set forth in the preceding clause shall be not less than $50,000,000 in the event that (i) the underwriter(s) advises the Corporation that the market would accept a Public Offering in the amount of $75,000,000 or greater and (ii) the Corporation requires proceeds at that time of less than $75,000,000 and no security holder of the Corporation having piggyback registration rights desires at that time to sell such securities in a secondary offering so as to increase the size of the offering to $75,000,000.

                                   ARTICLE IV

                                    OFFICERS

          SECTION 1. Election and Office. The officers of the Corporation shall
                     -------------------
be chosen by the Board of Directors and shall be a chairman of the Board of Directors, a chief executive officer, a president, a vice president, a treasurer and a secretary. If no officer with the title of president is appointed, the chief executive officer shall have the functions and authority conferred upon the president under law. The Board of Directors may also elect such additional officers as may, from time to time, be deemed desirable. Any number of offices may be held by the same person.

          SECTION 2. Term, Powers and Duties. The term of office, powers and
                     -----------------------
duties of each officer shall be as specified by the Board of Directors.

          SECTION 3. Salaries. The salaries of all officers and agents of the
                     --------
Corporation shall be fixed by the Board of Directors.

          SECTION 4. Removal and Vacancies. The officers of the Corporation
                     ---------------------
shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause,

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                                      -11-

by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                                    ARTICLE V

                                  CAPITAL STOCK

          SECTION 1. Certificates for Shares. Every owner of stock of the
                     -----------------------
Corporation shall be entitled to have a certificate or certificates in such form as the Board of Directors shall prescribe certifying the number of shares of stock owned by him, except as provided below. The certificates shall be signed by hand or by facsimile in the name of the Corporation by such officer or officers as the Board of Directors shall appoint. The Board of Directors may provide by resolution that the stock of the Corporation shall be uncertificated shares. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of uncertificated shares shall, upon request, be entitled to receive a certificate, signed by such officers designated by the Corporation and complying with the statute, representing the number of shares in registered certificate form. A record shall be kept of the names of the persons owning any such stock, whether certificated or uncertificated, and the number of shares owned by each such person.

          SECTION 2. Lost, Stolen or Destroyed Certificates. The Board of
                     --------------------------------------
Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be raised against it with respect to any such certificate alleged to have been lost, stolen or destroyed.

          SECTION 3. Transfer of Shares. Upon surrender to the secretary of the
                     ------------------
Corporation, or, if a transfer agent for the Corporation has been named by the Board of Directors, to the transfer agent, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

          SECTION 4. Fixing Record Date. In order that the Corporation may
                     ------------------
determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of any stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty and not less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record
         --------  -------
date for the adjourned meeting.

          SECTION 5. Registered Stockholders. The Corporation shall be entitled
                     -----------------------
to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

          SECTION 6. Signing Authority. Except as provided below, all contracts,
                     -----------------
agreements, assignments, transfers, deeds, stock powers or other instruments of the

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                                      -13-

Corporation may be executed and delivered by the chairman of the Board, the chief executive officer, the president or any vice-president or by such other officer or officers, or agent or agents, of the Corporation as shall be thereunto authorized from time to time either by the Board of Directors or by power of attorney executed by any person pursuant to authority granted by the Board of Directors, and the secretary or the treasurer may affix the seal of the Corporation thereto and attest same. Certificates issued upon request to holders of uncertificated stock shall be signed by (i) the chairman of the Board, the chief executive officer, the president, or a vice-president and (ii) the secretary or the treasurer.

                                   ARTICLE VI

                               GENERAL PROVISIONS

          SECTION 1. Dividends. Dividends upon the capital stock of the
                     ---------
Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

          SECTION 2. Reserves. Before payment of any dividend, there may be set
                     --------
aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve for such purposes as the Board of Directors shall deem to be in furtherance of the interests of the Corporation. The Board of Directors may from time to time, in its absolute discretion, modify or terminate any such reserve previously established by the Corporation.

          SECTION 3. Notices. Whenever, under the provisions of the DGCL, the
                     -------
Certificate of Incorporation or of these Amended and Restated By-laws, any notice to any director, stockholder or other party is required, (i) until such time as the Corporation

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                                      -14-

consummates a Public Offering, such notice shall be in writing (including facsimile or similar writing) and shall be given to such director, stockholder or other party at its address or facsimile number specified in the records of the Corporation. Each such notice shall be effected by facsimile transmission, overnight courier or personal delivery, and shall not be deemed given until confirmation of completed facsimile transmission or receipt from an overnight courier is received by the notifying party or until delivered, in the case of personal delivery, and (ii) from and after the consummation of a Public Offering, such notice may be given in writing, by mail, addressed to such director, stockholder or other party, at such person's address as it appears on the records of the Corporation, with postage prepaid thereon, in which case such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Whenever any notice is required to be given under the provisions of the DGCL, the Certificate of Incorporation or of these Amended and Restated By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

          SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be
                     -----------
fixed by resolution of the Board of Directors.

          SECTION 5. Checks. All checks or demands for money and notes of the
                     ------
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          SECTION 6. Seal. The corporate seal shall have inscribed thereon the
                     ----
name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

          SECTION 7. Indemnification. The Corporation shall indemnify its
                     ---------------
officers, directors, employees and agents to the fullest extent permitted by the DGCL.

          SECTION 8. Amendments. Except as provided in Section 14 of Article
                     ----------
III, until such time as the Corporation consummates a Public Offering, these Amended and Restated By-laws may only be altered, amended or repealed, or new by-laws adopted, at any regular or special meeting of stockholders at which a quorum is present or represented, by the affirmative vote of a majority of all the shares of capital stock of the Corporation issued and outstanding and entitled to vote, voting as a single class. From and after the consummation of a Public Offering, these Amended and Restated By-laws may be altered, amended or repealed or new by-laws may be adopted (a) at any regular or special meeting of stockholders at which a quorum is present or represented, by the affirmative vote of a majority of all the shares of capital stock of the Corporation issued and outstanding and entitled to vote, voting as a single class, or (b) by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors; provided, that the stockholders shall
                                           --------
have the authority to change or repeal any by-laws adopted by the Board of Directors.

     ANNEX I to Amended and Restated By-laws of U.S.I. Holdings Corporation
     ----------------------------------------------------------------------

The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including without limitation, the powers and authority of the Board of Directors under Section 151(g) of the DGCL and the powers and authority specifically granted in paragraph 5 below, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided that the
                                                              --------
Executive Committee shall not have any power or authority in reference to (i) approving or adopting, or recommending to stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders of the Corporation for approval or (ii) adopting, amending or repealing any by-law of the Corporation (collectively, "Full Board Matters").

The following shall govern certain aspects of the governance of the Executive
Committee:

     1. Regular meetings of the Executive Committee shall be held on such notice, or without notice, and at such time and place as shall from time to time be determined by such committee.

     2. Special meetings of the Executive Committee may be called by the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation on not less than two business days' notice to each member thereof, either personally, by facsimile or by overnight courier, and shall be called by the Secretary of the Corporation in like manner and on like notice on the written request of two members of the Executive Committee.

     3. Attendance of a member of the Executive Committee at any meeting shall constitute a waiver of notice of such meeting, except where such director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Executive Committee need be specified in or restricted by the scope of the notice or any waiver of notice of such meeting.

     4. At all meetings of the Executive Committee a majority of the total number of directors then constituting the Executive Committee shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Executive Committee, notwithstanding any supermajority voting requirement imposed on the Board of Directors by any provision of the Corporation's constitutive documents. If a quorum shall not be present at any meeting of the Executive Committee, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     5. Without in any way limiting the powers and authority delegated to the Executive Committee, the Executive Committee shall have the power and authority to:

          (i) authorize the creation or issuance of any equity securities of the Corporation (or instruments, options, warrants or other rights convertible into or exchangeable or exercisable for equity securities of the Corporation);

          (ii) upon an affirmative vote of all members of the Executive Committee (whether or not present), declare dividends or other distributions payable to holders of equity securities of the Corporation (or instruments, options, warrants or other rights convertible into or exchangeable or exercisable for equity securities of the Corporation);

          (iii) establish the "Market Price" of the Common Stock of the Corporation as provided in any certificate of designations of any Preferred Stock of the Corporation;

          (iv) notwithstanding any authority previously delegated to the Compensation Committee of the Corporation (which delegation is hereby rescinded to the extent of such authority), approve any "Management Incentive Shares" plan or incentive compensation, bonus or stock purchase or similar plan or changes or amendments thereto as defined in any certificate of designations of any Preferred Stock of the Corporation;

          (v) make any determination as to the "Fair Market Value" of any property or securities within the meaning of any certificate of designations of any Preferred Stock or the warrant agreement relating to the warrants exercisable for shares of Series W Preferred Stock of the Corporation;

          (vi) register any class of equity securities of the Corporation under the Securities Act of 1933, as amended, for sale for the account of the Corporation or defer the filing of any registration statement required pursuant to the exercise of demand registration rights granted to securityholders of the Corporation; and

          (vii) make any determination as to whether a "Change of Control" of an Investor has occurred within the meaning of the definition of such term in the Shareholders' and Warrantholders' Agreement, dated as of September 17, 1999, between the Corporation and the other parties thereto.

     6. The Executive Committee shall have no authority to act with respect to Full Board Matters, except that it shall have the power and authority to submit recommendations to the Board of Directors of the Corporation with respect to

                                   Annex I-2
          all Full Board Matters prior to the Board of Directors of the Corporation taking any action with respect to any such Full Board Matter.

Upon the consummation of a Public Offering, the Executive Committee shall be disbanded.

                                   Annex I-3